                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SCIENTIFIC-ATLANTA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Scientific Atlanta(Logo)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of Scientific-Atlanta, Inc., will be held on Wednesday, November 8, 1995, at 9:00 a.m., local time, at the Swissotel, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326 for the purpose of considering and voting upon the following matters, all of which are described in the attached Proxy Statement:

          1. The election of three directors;

          2. A proposal to approve the Corporation's Stock Plan for Non-Employee Directors;

          3. A proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Corporation for the current fiscal year; and

          4. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on September 22, 1995, shall be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A proxy solicited by the Board of Directors, together with a Proxy Statement and a copy of the 1995 Annual Report, are enclosed herewith. Please sign, date, and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the meeting.

                                              By order of the Board of
                                                      Directors

                                              /s/ William E. Eason, Jr.
                                              -------------------------
                                                  William E. Eason, Jr.
                                                      Secretary

October 3, 1995

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092

                            SCIENTIFIC-ATLANTA, INC.
                         ONE TECHNOLOGY PARKWAY, SOUTH
                            NORCROSS, GEORGIA 30092

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scientific-Atlanta, Inc. (the "Corporation"), for use at the Annual Meeting of Shareholders of the Corporation (the "Annual Meeting") to be held on November 8, 1995, and any adjournment thereof. Shareholders of record as of the close of business on September 22, 1995 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, the Corporation had 77,044,007 shares of Common Stock, par value $0.50 per share (the "Common Stock"), outstanding and entitled to vote at the meeting, with each share entitled to one vote.

     Copies of solicitation materials will be furnished to brokerage houses and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock. The Corporation has engaged Morrow & Co., Inc. to assist in the solicitation of proxies from brokers, banks and their nominees which are shareholders of record, at a cost of approximately $7,000. The costs of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Corporation. In addition to solicitations by mail, directors and regular employees of the Corporation may solicit proxies in person or by telephone or telegraph without receiving any compensation in addition to their regular compensation as directors or employees.

     Proxies are first being mailed to shareholders on October 3, 1995. Any proxy which is returned by a shareholder properly completed and which is not revoked will be voted at the meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card (or their substitutes) will vote FOR the election of the Board of Directors' nominees, FOR Proposals 2 and 3, and in the proxy holders' discretion with regard to all other matters. Any proxy given pursuant to this solicitation may be revoked prior to the meeting at any time by delivering an instrument revoking it, or a duly executed proxy bearing a later date, to the Secretary of the Corporation. Any proxy given pursuant to this solicitation may also be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities.

     The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Corporation to act as the inspectors of election for the meeting. Inspectors of election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With the exception of the proposal regarding the Stock Plan for Non-Employee Directors (the "Stock Plan"), for which proposal abstentions will be treated as "no" votes and will be included in the calculations for the purpose of determining whether the matters have been approved, abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast." If a broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote on a matter, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be considered entitled to vote for quorum purposes and entitled to vote on other matters).

     Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the proposals and the nominees for the Board of Directors, as indicated in the accompanying proxy card.

                          CERTAIN BENEFICIAL OWNERSHIP

     The following table sets forth information, as of the dates specified in the notes below, as to shares of the Corporation's Common Stock held by persons known to the Corporation to be the beneficial owners of more than five percent of the Corporation's Common Stock based upon information publicly filed by such persons:

                                                      AMOUNT AND NATURE
                                                        OF BENEFICIAL                   PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP                      CLASS(1)
----------------------------------------------------  -----------------                 -----------
FMR Corp.                                                 8,684,204(2)                      11.5%
82 Devonshire Street
Boston, Massachusetts 02109
The Equitable Companies Incorporated                      7,685,500(3)                      10.0%
787 Seventh Avenue
New York, New York 10019
SunBank Capital Management,                               5,020,101(4)                       6.6%
  National Association
200 South Orange Avenue
Orlando, Florida 32801
Twentieth Century Companies, Inc.                         3,898,300(5)                       5.1%
4500 Main Street
Kansas City, Missouri 64141-9210

---------------

(1) The percent of class was computed by each beneficial owner as of a date immediately preceding the filing of its Schedule 13G with the Securities and Exchange Commission.

(2) Based on a Schedule 13G, dated February 13, 1995, filed with the Securities and Exchange Commission by FMR Corp. and related entities. Of such shares, FMR Corp. has sole voting power over 113,924 shares and sole dispositive power over 8,684,204 shares. Includes shares held as trustee for certain of the Corporation's employee benefit plans.

(3) Based on a Schedule 13G, dated June 9, 1995, filed with the Securities and Exchange Commission by The Equitable Companies Incorporated and related entities, including Alliance Capital Management L.P. The Equitable Companies Incorporated and related entities have sole voting power over 7,031,800 shares and sole dispositive power over 7,685,500 shares.

(4) Based on a Schedule 13G, dated February 3, 1995, filed with the Securities and Exchange Commission by SunBank Capital Management and related entities. SunBank Capital Management and related entities have sole voting power over 3,655,631 shares, shared voting power over 9,570 shares, dispositive power over 4,905,831 shares, and shared dispositive power over 34,030 shares.

(5) Based on a Schedule 13G, dated February 10, 1995, filed with the Securities and Exchange Commission by Twentieth Century Companies, Inc. and related entities, including Investors Research Corporation. Of such shares, Twentieth Century Companies, Inc. and related entities have sole voting power over 3,618,400 shares and sole dispositive power over 3,898,300 shares.

     The following table sets forth information as of June 30, 1995, regarding ownership of the Corporation's Common Stock and Common Stock equivalents by each director of the Corporation, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                          (B)
                                       (A)           NO. OF SHARES               (C)
                                  NO. OF SHARES    SUBJECT TO OPTIONS       NO. OF SHARES              (D)
                                      OWNED       EXERCISABLE PRIOR TO   OF RESTRICTED STOCK     DEFERRED COMMON
              NAME                 DIRECTLY(1)      AUGUST 31, 1995       NOT YET VESTED(2)    STOCK EQUIVALENTS(3)
--------------------------------  -------------   --------------------   -------------------   --------------------
Marion H. Antonini..............       4,000               41,250                   --                 2,318
William E. Kassling.............       9,000               41,250                   --                    --
Wilbur Branch King..............      20,324               20,626                   --                    --
Mylle Bell Mangum...............       4,730                7,500                   --                    --
Alonzo L. McDonald..............       4,000               48,750                   --                    --
James F. McDonald...............      94,262              337,500               81,936(4)                 --
David J. McLaughlin.............      14,047               21,250                   --                    --
James V. Napier.................      14,118               84,376                   --                 6,182
Sidney Topol....................      32,452                   --                   --                    --
John H. Levergood...............       1,046               20,000               16,498                    --
Raymond D. Lucas................      15,086               95,000               10,332                    --
Jack W. Simpson, Sr.............      14,912               42,000               12,784                    --
Harvey A. Wagner................       6,138               25,000                7,300                    --
All Directors and Executive
  Officers as a Group...........     335,659            1,157,902              189,650                 8,500

     The total shares beneficially owned by each director and executive officer (columns A, B and C) constituted less than 1% of the outstanding Common Stock at June 30, 1995. The aggregate shares beneficially owned (columns A, B and C) by all directors and executive officers represented approximately 2.2% of the outstanding Common Stock at that date.
---------------

(1) Each person has sole voting and dispositive power with respect to the shares shown. With respect to executive officers, the number of shares directly owned includes shares held in the Corporation's Voluntary Employee Retirement and Investment Plan (401k), with respect to which such officers have voting and dispositive power.

(2) This column sets forth the number of performance-based restricted shares of Common Stock which were granted under the Corporation's Long-Term Incentive Plan (the "LTIP") and which had not vested as of June 30, 1995.

(3) Represents the number of shares of the Corporation's Common Stock used in determining the value of the Phantom Stock Sub-Account under the Deferred Compensation Plan for Non-Employee Directors. Under the terms of this Plan, no shares are ever issued to the non-employee directors and they have no voting or dispositive power with respect to any shares under this Phantom Stock Sub-Account.

(4) Also includes 50,000 shares of time-based restricted stock awarded to Mr. McDonald in connection with his employment by the Corporation, which had not vested as of June 30, 1995, but with respect to which Mr. McDonald has voting power.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide for the division of the Board of Directors into three classes, with the directors in each class serving for a term of three years. At the Annual Meeting, three nominees for director are to be elected to serve until the Annual Meeting of Shareholders in 1998 and until their successors are elected and qualified. All of the nominees for election as directors at this meeting, and all directors whose term of office will continue after the Annual Meeting, are currently directors of the Corporation.

     Directors are to be elected by a plurality of the votes cast at the Annual Meeting in person or by proxy by the holders of shares entitled to vote in the election. The Board of Directors is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote for such substitute nominee or nominee(s) as may be designated by the Board of Directors unless the Board reduces the number of directors accordingly.

NOMINEES FOR DIRECTOR

     The following information has been furnished by the respective nominees for election as directors for a term expiring in 1998.

                                                                                      DIRECTOR
        NAME                               PRINCIPAL OCCUPATION                        SINCE
---------------------    ---------------------------------------------------------    --------
Wilbur Branch King       Attorney at Law, Of Counsel to Kilpatrick & Cody               1971
Alonzo L. McDonald       Chairman and Chief Executive Officer, Avenir Group, Inc.       1985
James F. McDonald        President and Chief Executive Officer of the Corporation       1993

     Mr. King was a partner in the law firm of Kilpatrick & Cody in Atlanta, Georgia, for more than five years until his retirement in December 1986. Mr. King has been Of Counsel to that firm since his retirement. Kilpatrick & Cody represents the Corporation from time to time in certain legal matters. Mr. King is 66.

     Mr. Alonzo L. McDonald has been Chairman and Chief Executive Officer of Avenir Group, Inc., a firm of private development bankers, for more than five years. Previously, he was President and Vice Chairman of the Board of Bendix Corporation and Managing Director and Chief Executive Officer for worldwide operations of McKinsey & Company. He served as Director of the White House staff during the Carter administration and in several other key government positions. Mr. McDonald is 67 and is a director of CAE Industries and LaFarge Corporation.

     Mr. James F. McDonald was elected President and Chief Executive Officer of the Corporation, effective July 15, 1993. Mr. McDonald was a general partner of
J. H. Whitney & Company, a private investment firm, from 1991 until his employment by the Corporation. From 1989 to 1991, he was President and Chief Executive Officer of Prime Computer, Inc., a supplier of CAD/CAM software and computer systems. Prior to that time, he was President and Chief Operating Officer of Gould, Inc., a computer and electronics company (1984 to 1986), and subsequently Chairman and Chief Executive Officer of that corporation (1986 to 1989), and held a variety of positions with IBM Corporation (1963 to 1984). Mr. McDonald is 55 and is a director of Burlington Resources, Inc. and Wachovia Bank of Atlanta.

OTHER DIRECTORS

     The following information has been furnished by the other directors, whose terms of office will continue after the 1995 Annual Meeting.

                                                                                      DIRECTOR
        NAME                               PRINCIPAL OCCUPATION                        SINCE
---------------------    ---------------------------------------------------------    --------
Marion H. Antonini       Chairman and Chief Executive Officer, Welbilt Corporation      1990
William E. Kassling      Chairman and Chief Executive Officer, Westinghouse Air         1990
                           Brake Company
Mylle Bell Mangum        Executive Vice President -- Strategic Management, Holiday      1993
                           Inn Worldwide
David J. McLaughlin      President, McLaughlin and Company, Inc.                        1987
James V. Napier          Chairman of the Board of the Corporation                       1978
Sidney Topol             President, The Topol Group, Inc.                               1972

     Mr. Antonini has been Chairman of the Board of Welbilt Corporation since July 1990 and President and Chief Executive Officer of that company since September 1990. From 1986 to 1990, Mr. Antonini served as Chairman of KD Equities, a merchant banking firm. Prior to that, he served as Group Vice President of Xerox Corporation's Worldwide Operations from 1982 to 1986 and in other executive positions with that company. Mr. Antonini, 65, is a director of Beresford International, Vulcan Materials Company and Engelhard Corporation. His term of office as a director of the Corporation expires in 1996.

     Mr. Kassling was a Group Vice President of American Standard, Inc. for more than five years before becoming Chairman of the Board and Chief Executive Officer of Westinghouse Air Brake Company in March 1990. Mr. Kassling is 51 and is a director of Dravo Corporation. His term of office as a director of the Corporation expires in 1996.

     Ms. Mangum has been Executive Vice President -- Strategic Management of Holiday Inn Worldwide ("Holiday Inn") since August 1992. Ms. Mangum is also a member of the Board of Directors and Executive Committee of Holiday Inn. From 1985 until August 1992, Ms. Mangum was Director, Corporate Planning and Development with BellSouth Corporation. Ms. Mangum is 47 and is a director of Reynolds Metals. Her term as a director of the Corporation expires in 1996.

     Mr. McLaughlin, 59, has been President of McLaughlin and Company, Inc. since 1985. From 1987 until 1990 he also served as Managing Principal of Sibson & Company, Inc., consultants in the field of human resources. He is a director of Exide Electronics Group, Inc., Smart & Final, Inc., HR Soft, Inc., Troy Biosciences, Inc., and Cortez Software International, Inc. His term of office as a director of the Corporation expires in 1997.

     Mr. Napier has been Chairman of the Board of the Corporation since November 1992. Mr. Napier served as interim Chief Executive Officer of the Corporation from December 1992 until July 1993. From 1988 to 1992, he was Chairman and President of Commercial Telephone Group, Inc., a designer of telecommunications products. From 1986 to 1988, he was an independent business consultant. From March 1985 until March 1986, he served as President of HBO & Company, which provides information processing materials and services to health care facilities. Previously, he was Chairman and Chief Executive Officer of Contel Corporation, a telecommunications company. Mr. Napier is 58 and is a director of Engelhard Corporation, Vulcan Materials Company, HBO & Company, Intelligent Systems, L.P., and Rhodes, Inc. His term of office as a director of the Corporation expires in 1997.

     Mr. Topol, 70, served as President of the Corporation from 1971 to 1983, Chief Executive Officer from 1975 to 1987, and Chairman of the Board from 1978 to 1990. He is presently President of The Topol Group, Inc., a consulting and investment firm, a position he has held for more than five years. Mr. Topol is a director of Alpha Industries, Inc., Primestar Partners, and Wandel and Golterman Technologies, Inc. He also serves as Chairman of the Massachusetts Telecommunications Council. His term of office as a director of the Corporation expires in 1997.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met five times during the 1995 fiscal year to consider matters related to the Corporation's business. The Board of Directors has an Executive Committee, an Audit Committee, a Human Resources and Compensation Committee, a Governance and Nominations Committee and a Pension Investment Committee. Each director attended more than 75% of the aggregate of the total number of meetings of the Board and the committees of which he or she is a member during the period of the 1995 fiscal year that he or she served as a director or committee member.

     The Executive Committee acts for the Board of Directors between meetings, subject to certain limitations. Members of the Executive Committee, which met once during the 1995 fiscal year, are directors Antonini, Kassling, King, James
F. McDonald and Napier. Mr. Napier is Chairman.

     The Audit Committee makes recommendations as to the selection of independent auditors, evaluates the audit services and the Corporation's financial, accounting and internal audit policies, functions and systems, and approves the engagement of independent auditors to provide non-audit services. The Audit Committee met three times during the 1995 fiscal year. The Audit Committee consists of directors Antonini, Kassling, Alonzo L. McDonald, Napier and Topol. Mr. McDonald is Chairman.

     The Human Resources and Compensation Committee makes determinations as to the compensation and benefits to be paid to the Corporation's officers and key employees. The Human Resources and Compensation Committee met three times during the 1995 fiscal year. The members of the Committee are directors Antonini, King, Mangum, McLaughlin and Napier. Mr. McLaughlin is Chairman.

     The Governance and Nominations Committee considers nominations for directors (and will consider nominees by shareholders) and provides oversight of the governance of the Board of Directors, including issues concerning size, committee structure, membership and compensation of the Board. Nominations should be in writing, addressed to Chairman, Governance and Nominations Committee, c/o the Office of the General Counsel, Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092. The Governance and Nominations Committee met twice during the 1995 fiscal year. The members of the Committee are directors Antonini, Kassling, King and Napier. Mr. King is Chairman.

     The Pension Investment Committee reviews the performance of firms which provide investment advice and services to the Corporation on pension investment matters. Members of this Committee are directors Mangum, Alonzo L. McDonald, McLaughlin and Topol. Mr. Topol is Chairman. The Committee met twice during the 1995 fiscal year.

                     COMPENSATION OF OFFICERS AND DIRECTORS

CASH COMPENSATION

     The following table sets forth in the prescribed format the compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation for services rendered in all capacities during the Corporation's last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                                            ----------------------------------
                                                                                    AWARDS
                                              ANNUAL COMPENSATION           -----------------------   PAYOUTS
                                       ----------------------------------   RESTRICTED                --------       ALL
                                                                 OTHER        STOCK      SECURITIES     LTIP        OTHER
          NAME AND            FISCAL                            ANNUAL       AWARD(S)    UNDERLYING   PAYOUTS      COMPEN-
     PRINCIPAL POSITION        YEAR    SALARY($)   BONUS($)   COMP.($)(1)     ($)(2)     OPTIONS(#)    ($)(3)    SATION($)(4)
----------------------------  ------   ---------   --------   -----------   ----------   ----------   --------   ------------
James F. McDonald...........   1995    $522,115    $429,600     $    --     $       --     200,000    $ 82,218     $ 86,731
  President and Chief          1994     494,231    344,000           --      1,350,000     350,000     103,808      154,016
  Executive Officer            1993          --         --           --             --          --          --           --
John H. Levergood...........   1995     307,673    197,700        2,200             --      40,000     216,630       20,124
  Senior Vice President        1994     282,769    161,500        1,816             --          --(5)   53,610       17,560
  and Group President(6)       1993     137,596    217,800           --             --      60,000          --        8,031
Raymond D. Lucas............   1995     239,271    150,600           --             --      16,000     151,385       16,529
  Senior Vice President,       1994     228,308    127,200           --             --      15,000      33,579       15,989
  Strategic Operations         1993     220,308    113,300           --             --      33,000          --       14,124
Jack W. Simpson, Sr.........   1995     266,539    125,600           --             --      24,000     141,351       78,633
  Senior Vice President        1994     177,885    159,500           --             --      60,000      41,564      126,213
  and Group President(7)       1993          --         --           --             --          --          --           --
Harvey A. Wagner............   1995     240,000    150,000           --             --          --      15,786      193,437
  Senior Vice President,       1994      13,846         --           --             --      50,000          --       70,477
  Chief Financial Officer      1993          --         --           --             --          --          --           --
  and Treasurer(8)

---------------

(1) The amounts disclosed in this column represent preferential earnings on deferred compensation.

(2) This column does not include performance-based restricted stock awards. See "Long-Term Incentive Awards" below. On June 30, 1995, the number and value of all outstanding grants of restricted stock held by the named executive officers were as follows: Mr. McDonald 81,936 shares/$1,802,592; Mr. Levergood 16,498 shares/$362,956; Mr. Lucas 10,332 shares/$227,304; Mr.
     Simpson 12,784 shares/$281,248; and Mr. Wagner 7,300 shares/$160,600.

(3) The amounts disclosed in this column for fiscal 1995 include cash payouts to Messrs. Levergood, Lucas and Simpson for achievement of performance objectives related to fiscal years 1993, 1994 and 1995 under the Corporation's 1990 Long-Term Incentive Plan of $174,158, $124,786 and $108,438, respectively, and for each of the listed executive officers the dollar value of the portion of the performance-based restricted stock awards previously granted under the Corporation's Long-Term Incentive Plan (adopted in 1994) which vested in fiscal 1995 as a result of the achievement by the Corporation of certain performance objectives during fiscal 1995. The dollar value of stock awards was calculated based on the closing market price of the Corporation's Common Stock on August 23, 1995, the date the Human Resources and Compensation Committee of the Board confirmed the vesting of such awards.

(4) For the 1995 fiscal year, this column includes $60,698, $64,144 and $183,351 paid as relocation assistance to Messrs. McDonald, Simpson and Wagner, respectively, and $18,591, $12,835, $9,148, $8,691, and $5,923 of term life insurance premiums paid by the Corporation on behalf of Messrs. McDonald, Levergood, Lucas, Simpson and Wagner, respectively. The amounts also include $139 contributed by the Corporation on behalf of Mr. Lucas to the Employee Stock Purchase Plan. All other amounts in fiscal year 1995 represent contributions to the Corporation's 401(k) Plan.

(5) No options were granted to Mr. Levergood in the Corporation's 1994 fiscal year. Mr. Levergood received a two-year grant of options during the 1993 fiscal year.

(6) Mr. Levergood re-joined the Corporation as an officer in December 1992. He had retired from the Corporation in December 1989. The amounts shown as salary in the above table exclude $45,224 in retirement benefits and $158,250 in consulting fees paid to Mr. Levergood in fiscal 1993.

(7) Mr. Simpson joined the Corporation as Senior Vice President, Network Systems Group in fiscal 1994.

(8) Mr. Wagner joined the Corporation as Senior Vice President, Chief Financial Officer and Treasurer in fiscal 1994.

STOCK OPTIONS

     The following tables set forth certain information in the prescribed formats with respect to options granted and exercised under the Corporation's various stock option plans during the last fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                  -----------------------------------------------    POTENTIAL REALIZABLE
                                               % OF TOTAL                           VALUE AT ASSUMED ANNUAL
                                  NUMBER OF     OPTIONS                              RATES OF STOCK PRICE
                                  SECURITIES   GRANTED TO   EXERCISE                     APPRECIATION
                                  UNDERLYING   EMPLOYEES    OR BASE                   FOR OPTION TERM(1)
                                   OPTIONS     IN FISCAL     PRICE     EXPIRATION   -----------------------
              NAME                GRANTED(#)      YEAR       ($/SH)     DATE(2)       5%($)        10%($)
--------------------------------  ----------   ----------   --------   ----------   ----------   ----------
James F. McDonald...............    150,000        9.4%     $21.9375     8/24/04    $2,069,456   $5,244,409
                                     50,000        3.1       21.2500     2/03/05       668,201    1,693,351
John H. Levergood...............     40,000        2.5       21.9375     8/24/04       551,855    1,398,509
Raymond D. Lucas................     16,000        1.0       21.9375     8/24/04       220,742      559,404
Jack W. Simpson, Sr.............     24,000        1.5       21.9375     8/24/04       331,113      839,105
Harvey A. Wagner................         --(3)      --            --          --            --           --

---------------

(1) The dollar amounts in these columns are determined using assumed rates of appreciation set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the market value of the Corporation's Common Stock. Such amounts are based on the assumption that the named persons hold the options for their full 10-year term. The actual value of the options will vary in accordance with the market price of the Corporation's Common Stock.

(2) Stock options were awarded under the Corporation's 1992 Employee Stock Option Plan (the "1992 Plan"). The options become exercisable at the rate of 25% per year commencing on the date of grant, except that if a change of control occurs (as defined in the 1992 Plan), all options become exercisable immediately. Options under the 1992 Plan may be exercised within a period of two years following a termination by reason of retirement, within one year following a termination by reason of death or disability, and within 30 days following a termination for other reasons, except for cause, in which case the option expires immediately upon the giving of the notice of such termination.

(3) No options were granted to Mr. Wagner in the Corporation's 1995 fiscal year. In connection with his employment by the Corporation during the 1994 fiscal year, Mr. Wagner received a two-year grant of options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                             SHARES                    OPTIONS AT FISCAL YEAR-END(#)      AT FISCAL YEAR-END($)
                           ACQUIRED ON      VALUE      -----------------------------   ----------------------------
          NAME             EXERCISE(#)   REALIZED($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(1)
-------------------------  -----------   -----------   -----------------------------   ----------------------------
James F. McDonald........         --      $       0         225,000 / 325,000             $1,189,844 / $1,213,281
John H. Levergood........     45,000        511,875          10,000 /  45,000                    625 /    161,250
Raymond D. Lucas.........         --              0          87,250 /  52,500              1,263,876 /    547,407
Jack W. Simpson, Sr......         --              0          36,000 /  48,000                150,375 /    151,125
Harvey A. Wagner.........         --              0          25,000 /  25,000                121,875 /    121,875

---------------

(1) The amounts in this column are calculated using the difference between the closing market price of the Corporation's Common Stock at the end of the Corporation's 1995 fiscal year and the option exercise prices.

LONG-TERM INCENTIVE AWARDS

     No long-term incentive awards were made during fiscal year 1995 to the executive officers named in the Summary Compensation Table above. Performance-based restricted shares awarded in 1994 to these executive officers were intended to cover fiscal years 1994 and 1995. The shares awarded to Mr. Wagner in fiscal year 1994 in connection with his employment by the Corporation related only to performance during fiscal year 1995 and subsequent fiscal years.

RETIREMENT PLANS AND OTHER ARRANGEMENTS

     Defined Benefit Retirement Plan. The Corporation presently has in effect a non-contributory retirement plan (the "Retirement Plan") for the benefit of its employees which provides for the payment of fixed benefits upon normal retirement at age 65 on the basis of years of service and all cash compensation of each employee. Examples of annual retirement benefits payable under the Retirement Plan are set forth in the table below. These examples are based on the following: (i) retirement at the normal retirement age of 65, (ii) "average compensation" is the average compensation in the highest consecutive five of the last ten calendar years of service that immediately precede retirement, and
(iii) the benefits are straight life annuities. Benefits under the Retirement Plan are not reduced by Social Security benefits. The years of service, as of June 30, 1995, credited for retirement benefits for the persons named in the Summary Compensation Table are James F.

McDonald, 1 11/12 years; John H. Levergood, 23 11/12 years; Raymond D. Lucas, 5 11/12 years; Jack W. Simpson, Sr., 1 2/3 year; and Harvey A. Wagner, 1 year.

                                                         YEARS OF SERVICE(1)
                 AVERAGE ANNUAL            -----------------------------------------------
                  COMPENSATION               15        20        25        30        35
        ---------------------------------  -------   -------   -------   -------   -------
        $125,000.........................  $25,814   $33,730   $42,458   $42,753   $51,628
         150,000.........................   30,797    41,324    51,758    52,118    53,052
         175,000.........................   30,797    41,324    51,758    52,118    53,052
         200,000.........................   30,797    41,324    51,758    52,118    53,052
         225,000.........................   30,797    41,324    51,758    52,118    53,052
         250,000.........................   30,797    41,324    51,758    52,118    53,052
         500,000.........................   30,797    41,324    51,758    52,118    53,052

---------------

(1) The Corporation also maintains a supplemental executive retirement plan for certain key executive officers, including Messrs. McDonald, Lucas, Simpson and Wagner. Provisions of the plan include a ten-year vesting requirement and a normal retirement age of 65. Benefits are based upon fifty percent of final average pay with offsets for the Retirement Plan, Social Security benefits and any retirement benefits payable from former employers. The Corporation has also agreed to provide to Mr. Levergood supplemental retirement benefits based upon Mr. Levergood's average annual earnings multiplied by a retirement factor. Under this arrangement, Mr. Levergood could receive retirement benefits of up to sixty percent of his average annual earnings (base salary and annual bonus) for the highest three years of his employment with the Corporation. The table does not include such supplemental benefits.

     The Omnibus Budget Reconciliation Act of 1993 ("OBRA") changed the Internal Revenue Code by placing an annual maximum limit of $150,000 on the compensation which may be considered in determining a participant's benefits. Previous to this change in the statute, the Internal Revenue Code allowed a maximum limit of $235,840 (i.e., $200,000, indexed for a cost of living adjustment). Effective July 1, 1994, the Corporation adopted a nonqualified Restoration Retirement Plan ("Restoration Plan") to replace the benefits to certain participants that had been eliminated by the changes made to the Internal Revenue Code by the OBRA. Thus, effective July 1, 1994, participants' compensation, as defined in the Restoration Plan, in excess of the newly prescribed limit and up to what the limit would have been had OBRA not been enacted will be considered under the Restoration Plan. Participants under the Corporation's Supplemental Executive Retirement Plan ("SERP") will continue to have all compensation, as defined in the SERP, in excess of the maximum limit prescribed by the Internal Revenue Code considered in determining their pension benefits.

     Agreements with Certain Persons. The Corporation has letter agreements with Messrs. Levergood, Lucas, Simpson and Wagner which provide for the continuation of salary and certain benefits for a 12-month period (24-months with respect to Mr. Levergood) in the event of termination of employment without cause. The Corporation also has agreements with Messrs. McDonald, Lucas, Simpson and Wagner which provide for the payment of two times the executive's compensation plus the continuation of the executive's benefits for two years in the event the executive's employment with the Corporation is terminated within two years from the time of a change of control (as defined in the agreement) of the Corporation, unless such termination is for cause. The Corporation has an agreement with Mr. Levergood which entitles Mr. Levergood to receive the continuation of his base salary for up to 36 months in the event Mr. Levergood is terminated by the Corporation within 18 months of a change of control of the Corporation, as defined in such agreement. In the event Mr. Levergood voluntarily terminates his employment within 18 months of a change of control of the Corporation, Mr. Levergood is entitled to a continuance of his base salary for 24 months or his normal retirement date or death, whichever occurs first.

DIRECTOR COMPENSATION

     Annual Fees. Each Director who is not an employee receives a $30,000 annual retainer, paid quarterly, and $1,250 for each meeting of the Board and each meeting of a committee he or she attends. The Chairman of the Board and each Committee chair receive an additional annual retainer of $55,000 and $5,000, respectively, paid quarterly. Non-Employee Directors may elect to defer all or a portion of their retainer and meeting fees under the Corporation's Non-Employee Director Deferred Compensation Plan. At the election of the participant, deferred amounts are deposited into either an interest account, which earns interest at a rate set annually by the Human Resources and Compensation Committee, or into a phantom stock account, which is deemed to represent the number of shares of the Corporation's Common Stock which the amount deferred could purchase at the market price of such stock at the time of deferral. If the proposed Stock Plan described in Proposal 2 is approved by the Corporation's shareholders, the annual retainer payable to each Non-Employee Director will be reduced to $25,000.

     Non-Employee Director Retirement Plan. Under the Retirement Plan for Non-Employee Directors, each director who is not an employee of the Corporation ("Non-Employee Director"), who has been a member of the Board of Directors for at least 36 consecutive months and who retires on or after his 65th birthday is entitled to receive for the remainder of his life an annual retirement benefit equal to the annual retainer paid by the Corporation to its directors for the last year that he was a director. If the proposed Stock Plan for Non-Employee Directors is approved, the value of stock received under that Plan will be added to the award retainer to determine the annual retirement benefit. A reduced benefit is provided for Non-Employee Directors who retire prior to age 65. The Plan also provides for payments to a Non-Employee Director who becomes totally and permanently disabled and for payments to the spouse of a Non-Employee Director who dies.

     Non-Employee Director Stock Option Plan. Under this plan, an initial option to purchase 30,000 shares of the Corporation's Common Stock is granted to each Non-Employee Director upon commencing his or her service on the Board. An option to purchase an additional 7,500 shares is granted to each such director on the date of each annual meeting of shareholders. The exercise price for each option is the closing sale price of the Corporation's Common Stock on the New York Stock Exchange on the date the option is granted. Each option is exercisable as to 25% of the shares covered thereby after the expiration of one year following the date of grant and for an additional 25% of the shares after the expiration of each succeeding year. The options granted under this plan are exercisable only by a member of the Board, except in certain limited circumstances. If the proposed Stock Plan is approved by the Corporation's shareholders, the initial option award to each new Non-Employee Director will be reduced to 20,000 shares of the Corporation's Common Stock and the annual option grants will be reduced to 5,000 shares.

     Stock Plan for Non-Employee Directors. This plan, which is being submitted to the Corporation's shareholders for approval pursuant to Proposal 2 in this Proxy Statement, provides for 500 shares of the Corporation's Common Stock to be granted to each director on the date of each annual meeting of the Corporation's shareholders, commencing with the 1995 annual meeting. In addition, under this plan, each director is allowed, at his or her election, to receive up to 100% of his or her quarterly compensation from the Corporation in the form of shares of the Corporation's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Napier, who served as interim Chief Executive Officer of the Corporation from December 1992 until July 1993, is a member of the Human Resources and Compensation Committee.

                                 REPORT OF THE
                   HUMAN RESOURCES AND COMPENSATION COMMITTEE

ROLE OF THE COMMITTEE AND THE BOARD

     The Human Resources and Compensation Committee sets compensation policies for the Corporation's senior management within guidelines approved by the Board of Directors. The Committee evaluates individual and corporate performance from a short and long-term perspective, establishes base salaries and approves annual and long-term incentives for all officers, and administers the Corporation's option and incentive plans. The Committee's recommendations regarding the compensation of the Chief Executive Officer are subject to the approval of the full Board.

COMPENSATION PHILOSOPHY

     The Corporation's executive compensation program is designed to attract, motivate and retain highly qualified executives and to encourage the achievement of superior performance. The program is designed to:

     - Foster a performance oriented environment with a high level of variable compensation based on the short and long-term performance of the individual, team, business unit and Corporation against demanding goals and objectives.

     - Provide total compensation opportunities which exceed industry medians for superior financial results and outstanding personal performance.

     - Align the interests of the Corporation's executives and shareholders through the use of stock-based compensation plans.

BASE SALARIES

     The Corporation positions its base salaries to be fully competitive with the range of compensation levels of comparably-sized, high-technology companies and with the Corporation's direct business competitors which have similar market characteristics. National surveys such as Hewitt Associates' Total Compensation Database(TM) and Radford Associates' Management Total Compensation Report and, periodically, independent compensation consultants are utilized by the Committee when determining such salaries.

     In determining whether the base salaries of executives, including the Chief Executive Officer, should be increased, the Committee takes into account individual performance, performance of the operations directed by that executive, and the positioning of compensation within established salary ranges.

INCENTIVE COMPENSATION

     Under the Corporation's compensation philosophy, the majority of compensation is intended to be payable under incentive plans. Payments and awards under these incentive plans are based on the achievement of annual and long-term goals and, accordingly, are "at risk". Executives of the Corporation are eligible to participate in the following incentive plans as determined by the Committee:

          Senior Officer Annual Incentive Plan. This plan has been designed to qualify as "performance-based" compensation under Internal Revenue Code (the "Code") Section 162(m) ("Code Section 162(m)"). The plan was approved by the Corporation's shareholders and became effective in the Corporation's 1995 fiscal year. It is being used initially only for the Corporation's Chief Executive Officer. Payments under the plan are based upon the achievement of annual goals. The award for Mr. McDonald under the Senior Officer Annual Incentive Plan is discussed in a following section of this report.

          Annual Incentive Plan. Under the Annual Incentive Plan (the "AIP"), awards are made based on company, group, and division results and assessments of individual performance. Quantitative and qualitative objectives are weighted 60% and 40%, respectively, in setting "target" awards for corporate staff participants and 75% and 25%, respectively, for business unit participants.

          Quantitative objectives, consistent with annual business plans approved by the Board, are used in determining the amount of the award governed by the company, group or division performance. Awards under the quantitative portion of the AIP are not made if the minimum thresholds are not met. The Committee may also take into account non-recurring extraordinary circumstances unrelated to the Corporation's financial performance.

          The award for Mr. McDonald under the AIP is discussed in the next section of this report. AIP awards for Messrs. Wagner and Lucas were based on the quantitative performance of the Corporation, as measured by profit before tax, gross margin, return on net assets and revenue results versus plan, and an assessment of their individual performance against personal qualitative objectives. In the case of Messrs. Levergood and Simpson, the quantitative portion of their awards was based on the performance of their respective groups, as measured by the same financial factors already discussed and to a lesser degree by corporate performance. They were also assessed on their individual performance against personal qualitative objectives.

          Senior Officer and AIP awards for the Chief Executive Officer and the four other most highly compensated executives of the Corporation are included in the "Bonus" column of the Summary Compensation Table.

          1990 Long-Term Incentive Plan. Senior executives of the Corporation have been eligible to receive cash awards under the 1990 Long-Term Incentive Compensation Plan. The primary purpose of the plan was to offer participants an incentive to achieve superior earnings and return on capital, thereby helping assure superior long-term total return to shareholders. Under the plan, the Committee selected the participants, determined the number of contingent cash incentives which were awarded to each participant, and established the criteria for each three-year period which determined the value of the incentives. Awards are based on certain growth in earnings per share and return on capital goals over each three-year period. For fiscal years 1995, 1994 and 1993, the three-year objectives were exceeded and payments were made under the plan. No further awards will be granted under this plan.

          Stock Option Plan. A larger group of executives, including the executives named in the Summary Compensation Table, also receive grants of stock options under the provisions of the 1992 Plan. The objective of the grants is to align the interests of the executives with the interests of the Corporation's shareholders by affording the executives the opportunity of a potentially significant financial benefit if their efforts result in stock price appreciation. The Committee takes into account the performance of the individual recipient, the number of options previously awarded to any individual participant and the Corporation's grant levels compared to competitive practices, targeting near a median grant posture. Grants made in fiscal 1995 to Mr. McDonald and the other named executives are shown in the Summary Compensation Table and in the Option Grants Table. During fiscal 1995, a total of 1,590,440 shares were granted to 357 optionees.

          Long-Term Incentive Plan. This plan, which was approved by the Corporation's shareholders in November 1994, permits the Committee to use one or more long-term incentives to motivate excellent long-term performance. In fiscal year 1994, performance-based restricted stock awards were granted, subject to shareholder approval of the LTIP, to 20 key executives including Messrs. McDonald, Levergood, Lucas, Simpson and Wagner. These awards will vest over a term of up to 10 years, based on improvement in the Corporation's weighted average return on equity over the previous five-year period. No awards were made during fiscal 1995 to the key executives listed in the Summary Compensation Table. The dollar value of shares that vested based on the Corporation's fiscal year 1995 performance are shown in the Summary Compensation Table.

POLICY RELATIVE TO CODE SECTION 162(M)

     The Omnibus Budget Reconciliation Act of 1993 (OBRA) limited deductible senior officer annual compensation to $1,000,000, unless the compensation qualifies as "performance-based" compensation under Code Section 162(m). In general, the Corporation will seek to maximize the use of the "performance-based" exemption provided under Code Section 162(m). Although the new Senior Officer Annual Incentive Plan and the new LTIP have been designed to conform to the requirements of Code Section 162(m), the initial grant of rights to receive performance-based restricted stock awards under the LTIP did not meet the requirements of Code Section 162(m) since such awards were granted more than 90 days after the beginning of the 1994 fiscal year. The Committee also believes that inclusion of qualitative (non-quantitative) objectives play an important role in incentive plans. The Committee will continue to base a portion of incentive payments on such qualitative assessments, even though they may not meet the Code Section 162(m) requirements to qualify as "performance-based" compensation.

STOCK OWNERSHIP

     The Committee believes that significant ownership of Common Stock by officers and directors is desirable in that it more closely aligns the upside and downside risk of return for these individuals with the Corporation's other shareholders. As a result, the Corporation's officers and directors agreed during fiscal year 1994 to increase their ownership over time to a level of one times the annual salary for officers (three times in the case of the Chief Executive Officer) and three times the annual retainer for outside directors. As of the end of fiscal year 1995, officers' holdings averaged 2.6 times base salaries and outside director holdings averaged 10.1 times annual retainers (based on the closing price of the Common Stock at the 1995 fiscal year-end), although certain individual officers and directors had not yet achieved the respective ownership targets.

CHIEF EXECUTIVE OFFICER COMPENSATION

     On July 15, 1993, Mr. James F. McDonald became the Corporation's President and Chief Executive Officer. In setting his initial compensation arrangements, the Committee emphasized a focus on long-term growth and success of the Corporation. Mr. McDonald's base salary and annual incentive opportunity were set somewhat lower than the median of competitive practice. He was, however, granted stock options for 350,000 shares and also 100,000 shares of restricted stock to align his potential remuneration directly with the returns to the Corporation's other shareholders.

     At the beginning of fiscal year 1995, Mr. McDonald's base salary was set near the median for Chief Executive Officers of similarly-situated high technology companies. This increase in base salary was fully warranted by Mr. McDonald's excellent performance during his first year as Chief Executive Officer. He was also granted a stock option of 100,000 shares.

     Under the Senior Officer Annual Incentive Plan, Mr. McDonald had an opportunity to earn a maximum of $330,000 if the Corporation achieved 125% or more of its targeted performance as measured by profits before tax, gross margin, return on net assets and sales (revenue). The results exceeded targeted levels but did not reach the maximum in all cases. The Committee, therefore, approved a payment of $209,600 per the provisions of the plan.

     Mr. McDonald also had an opportunity to earn additional incentive pay under the Annual Incentive Plan, based on his performance against qualitative objectives. The Committee approved maximum payment of $220,000 based on performance which clearly exceeded expectations. In reaching its decision, the Committee noted excellent overall performance as evidenced by markedly improved year over year results for all key financial indicators, progress in defining the Corporation's overall strategy, strengthening relationships with key customers, progress toward a worldwide manufacturing strategy, expansion of initiatives to globalize the Corporation and progress toward developing a world class quality culture. The combined total of Mr. McDonald's incentive payments represented approximately 155% of the targeted amount.

     Mr. McDonald was not a participant in the fiscal years 1993-1995 performance period under the 1990 Long-Term Incentive Plan. He did, however, receive the right to 38,020 performance-based shares of restricted stock under the Long-Term Incentive Plan adopted in 1994. Based upon the Corporation's 1995 fiscal year performance, the right to receive 3,802 shares under this award vested.

OTHER COMPENSATION PLANS

     The Corporation also has various broad-based employee benefit plans. Executives participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans. The Corporation offers an Employee Stock Purchase Plan pursuant to the provisions of Section 423 of the Code under which employees may purchase Common Stock. The Voluntary Employee Retirement and Investment Plan pursuant to the provisions of Section 401(k) of the Code, permits employees to invest in a variety of funds on a pre-tax basis. Matching contributions under the plan are made in Common Stock of the Corporation.

     The Corporation also maintains pension, insurance and other benefit plans for its employees.

     Submitted by the Human Resources and Compensation Committee:

                         David J. McLaughlin, Chairman
                               Marion H. Antonini
                               Wilbur Branch King
                               Mylle Bell Mangum
                                James V. Napier

                               PERFORMANCE GRAPH

     The following graph shows a comparison of total return to shareholders for the Corporation, the Standard & Poor's High Technology Index and the Standard & Poor's 500 for the Corporation's last five fiscal years:

                                                                   S&P High
      Measurement Period                                          Technology
    (Fiscal Year Covered)     Scientific-Atlanta    S&P 500          Index
1990                                       100             100             100
1991                                        53             107              95
1992                                        87             120             100
1993                                       185             135             116
1994                                       197             139             127
1995                                       254             170             196

                                 PROPOSAL NO. 2

                              PROPOSAL TO APPROVE
                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

     At the Annual Meeting, there will also be presented to the shareholders a proposal to adopt the Corporation's Stock Plan for Non-Employee Directors (the "Stock Plan"). The Board of Directors unanimously approved the Stock Plan and recommends that the Corporation's shareholders approve this proposal to adopt the Stock Plan.

     The purpose of the Stock Plan is to aid the Corporation in attracting and retaining highly qualified Non-Employee Directors, to provide additional compensation as an incentive for Non-Employee Directors to contribute their best efforts to the Corporation's success, and to emphasize and enhance the Corporation's policy of seeking to have Non-Employee Directors maintain a significant investment in the stock of the Corporation and thus a strong commonality of interests with the shareholders.

ADMINISTRATION

     The Stock Plan will be administered by the Governance and Nominations Committee of the Corporation's Board of Directors or any other committee of the Board which is vested by the Board with responsibility for administering the Stock Plan (the "Committee"). The Committee will have the power to (i) interpret the Plan, (ii) promulgate rules and regulations relating to the Plan, and (iii) make all other determinations and take all other actions necessary or desirable for the Stock Plan's administration. Decisions of the Committee regarding the interpretation and administration of the Stock Plan are binding upon all persons.

ELIGIBILITY

     Participants under the Stock Plan will be the directors serving on the Board who have not been employees of the Corporation or any of its subsidiaries at any time during the twelve months preceding (i) the election by the particular director, under the terms of the Stock Plan, to receive a portion of his or her quarterly compensation from the Corporation in the form of shares of the Corporation's Common Stock ("Elective Grant"), or (ii) the receipt by the particular director of an annual stock award ("Stock Award") under the Stock Plan (collectively, Elective Grants and Stock Awards are referred to as "Awards"). For a Non-Employee Director to be eligible to receive a Stock Award under the Stock Plan, he or she must have served on the Corporation's Board for the entire period from the most recent annual meeting of the Corporation's shareholders (prior to the annual meeting at which the Stock Award is to be granted) to the annual meeting at which such Stock Award is granted (an "Eligible Director"). Currently, there are nine directors serving on the Board and eight directors would be eligible to participate in both types of Awards.

STOCK AWARDS

     At each annual meeting of the shareholders of the Corporation, commencing with the 1995 Annual Meeting and continuing through (and including) the 1999 annual meeting of the Corporation's shareholders, each Eligible Director will be granted a Stock Award for 500 shares of the Corporation's Common Stock. Stock certificates evidencing such Stock Awards (less any shares withheld at the Eligible Director's request for payment of taxes, if any) will be issued and delivered to such Eligible Directors as soon as practicable after the relevant annual meeting of shareholders. Eligible Directors will not have any rights as shareholders of the Corporation until the stock certificates evidencing Stock Awards are issued. To the extent that stock dividends, distributions or other rights have a record date subsequent to an annual meeting of shareholders but prior to the issuance of stock certificates relating to Stock Awards, appropriate adjustments to the number of shares included in the Stock Award shall be made.

     Eligible Directors may not assign, pledge, hypothecate or otherwise transfer a right to, or interest in, a Stock Award, except that the beneficiaries or heirs of an Eligible Director will receive the right to a Stock Award if an Eligible Director dies after an annual meeting of shareholders at which such Eligible Director was granted a Stock Award but before the issuance of a stock certificate evidencing such Stock Award.

ELECTIVE GRANTS

     Each Non-Employee Director may elect to receive up to 100% of his or her quarterly compensation from the Corporation in the form of shares of the Corporation's Common Stock rather than in the form of cash. An election to receive an Elective Grant must be made in writing by the Non-Employee Director and must be delivered to the Secretary of the Corporation at least six months and one day prior to the start of the fiscal quarter in which services by the Non-Employee Director giving rise to the quarterly compensation will be rendered. Such elections may be revoked or changed only by a writing delivered to the Secretary of the Corporation at least six months and one day prior to the fiscal quarter to which the quarterly compensation to be affected by the revoked or changed election relates.

     The number of shares of the Corporation's Common Stock that will be granted under each Elective Grant will be equal to (i) the amount of quarterly compensation that the Non-Employee Director has elected to receive in shares divided by (ii) the fair market value per share of the Corporation's Common Stock as of the last business day of the fiscal quarter, determined as the closing price of such Common Stock on the New York Stock Exchange on the applicable date. No fractional shares will be issued; they will be rounded to the nearest whole share. The Corporation will issue stock certificates evidencing the Elective Grants (less any shares withheld for taxes, if any) as soon as practicable after the determination of the number of shares to be granted.

     Non-Employee Directors may not assign, pledge, hypothecate or otherwise transfer a right to, or interest in, an Elective Grant, except that the beneficiaries or heirs of a Non-Employee Director will receive the right to an Elective Grant in the event of the death of such Non-Employee Director prior to the issuance of a stock certificate evidencing such Elective Grant.

AMENDMENT OF STOCK PLAN

     The Stock Plan may be amended at any time and from time to time by the Committee with the approval of the Corporation's Board of Directors. No amendment to the Stock Plan may be made without the approval of the shareholders of the Corporation if such amendment would (i) change the calculation of the Awards so as to increase the value of the Awards to the Non-Employee Directors,
(ii) increase the frequency of the Awards, (iii) materially increase in any other way the benefits to the Non-Employee Directors under the Stock Plan, (iv) materially modify the portions of the Stock Plan defining the directors eligible to participate in the Stock Plan, or (v) disqualify a Non-Employee Director from being a "disinterested" administrator (within the meaning of Rule 16b-3 or any successor rule of the Securities and Exchange Commission) of any stock-based plan of the Corporation. Notwithstanding the foregoing, in no case may the Stock Plan provisions pertaining to the amount or determination of Stock Awards or the determination of Non-Employee Directors eligible to receive Stock Awards be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

EFFECTIVE DATE

     The Stock Plan will be effective as of August 23, 1995, when the Board of Directors approved the Stock Plan, provided that the Stock Plan is approved by the shareholders no later than August 22, 1996. If not so approved by the shareholders, the Stock Plan shall be of no force and effect.

CHANGE IN CAPITALIZATION

     In the event of a change in the outstanding shares of the Corporation's Common Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations, or any other changes in corporate structure, the number and/or the type of shares to be awarded under the Stock Plan shall be automatically adjusted as appropriate to prevent an unfavorable effect upon the value of the Awards to be made under the Stock Plan.

VALUE OF STOCK AWARDS AND SHARES TO BE GRANTED UNDER STOCK AWARDS

     The chart below states the number of shares of Common Stock and estimated value of such shares that each Non-Employee Director, and the Non-Employee Directors as a group, will receive as Stock Awards in the 1996 fiscal year.

                               NEW PLAN BENEFITS

                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                          POSITION                         DOLLAR VALUE($)(1)   NUMBER OF SHARES
    -----------------------------------------------------  ------------------   ----------------
    Each Non-Employee Director...........................       $ 11,000                500
    All Non-Employee Directors as a group................         88,000              4,000

---------------

(1) The dollar value is based on the closing price per share of the Corporation's Common Stock as of June 30, 1995.

     The number of shares that Eligible Directors may receive in the future under an Elective Grant in lieu of their quarterly compensation is not determinable.

AVAILABILITY OF STOCK PLAN

     Copies of the Stock Plan are available upon request directed to William E. Eason, Jr., Senior Vice President and Secretary, Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092.

OTHER CHANGES TO DIRECTOR COMPENSATION

     If the Stock Plan is approved by the shareholders, the Corporation's Non-Employee Director compensation scheme will be revised as follows. The annual cash retainer payable to Non-Employee Directors will be reduced from $30,000 to $25,000. The Corporation's Stock Option Plan for Non-Employee Directors will be amended to reduce the number of shares of Common Stock underlying options awarded annually to each Director from 7,500 to 5,000 and underlying the initial option award to each new Director from 30,000 to 20,000. Finally, the Corporation's Retirement Plan for Non-Employee Directors will be amended to include the stock received under the Stock Plan in determining retirement benefits for Non-Employee Directors.

VOTE REQUIRED

     Approval of the Stock Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. For purposes of determining whether the requisite approvals have been obtained, abstentions are included in the calculation for the purpose of determining whether the matter has been approved and will be treated as "no" votes, and "broker non-votes" will be disregarded in the calculations.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                 PROPOSAL NO. 3

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP to be the independent auditors of the Corporation for the fiscal year ending June 28, 1996, and proposes that the shareholders ratify this selection at the Annual Meeting. Arthur Andersen LLP also acted as independent auditors of the Corporation for the 1995 fiscal year.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Ratification of the selection of Arthur Andersen LLP requires the affirmative vote of a majority of the shares voting on such proposal (i.e., shares voting for or against the proposal).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                 OTHER MATTERS

     The Board of Directors of the Corporation knows of no other matters which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

                             SECTION 16 COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's officers, directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation, the Corporation believes that during the last fiscal year, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Larry
L. Enterline and Robert C. McIntyre, newly-elected officers of the Corporation, inadvertently filed their respective "Initial Statements of Beneficial Ownership of Securities" on Form 3 with the SEC a few days late.

                            FORM 10-K ANNUAL REPORT

     A copy of the Corporation's Annual Report on Form 10-K, including financial statements and schedules, filed with the Securities and Exchange Commission for the fiscal year ended June 30, 1995, is included in the Annual Report to Shareholders which accompanies these proxy materials. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Corporation's expenses in furnishing such exhibit(s). Any request for exhibits should be in writing addressed to William E. Eason, Jr., Senior Vice President and Secretary, Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Proposals by shareholders for presentation at the 1996 Annual Meeting must be received by the Corporation not later than June 5, 1996, in order to be included in the Corporation's Proxy Statement and form of proxy relating to that meeting. Such proposals should be in writing and addressed to William E. Eason, Jr., Senior Vice President and Secretary, Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092.

                                              By order of the Board of
                                                      Directors

                                              /s/ William E. Eason, Jr.
                                              -------------------------
                                                  William E. Eason, Jr.
                                                      Secretary

October 3, 1995

                                                                                                                   EXHIBIT A

           [       ]



                                                     SCIENTIFIC-ATLANTA, INC.
                                                               PROXY

                                     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 8, 1995

The undersigned hereby appoints James V. Napier, James F. McDonald and William E. Eason, Jr., and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and to vote the Common Stock as specified on the reverse side at the Annual Meeting of Shareholders of Scientific-Atlanta, Inc. to be held on November 8, 1995 at 9:00 a.m., local time, at the Swissotel, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326, and at any adjournment thereof, upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the Proxy Statement for said Annual Meeting (receipt of which is hereby acknowledged).

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS LISTED
IN PROPOSAL 1 AND PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS
INCIDENT TO THE CONDUCT OF THE MEETING OR WHICH MAY OTHERWISE PROPERLY COME BEFORE THE MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR
ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY HOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF
DIRECTORS MAY RECOMMEND.

(Continued and to be signed and dated on the reverse side.)                                 SCIENTIFIC-ATLANTA, INC.
                                                                                            P.O. BOX 11064
                                                                                            NEW YORK, N.Y. 10203-0064




THE BOARD OF DIRECTORS FAVORS AN AFFIRMATIVE VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND PROPOSALS 2 AND 3.
1. ELECTION OF DIRECTORS     FOR all nominees  [X]         WITHHOLD AUTHORITY to vote     [X]           *EXCEPTIONS  [X]
                             listed below                  for all nominees listed below

Nominess: Wilbur Branch King, Alonzo L. McDonald and James F. McDonald
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions
            --------------------------------------------------------------------------------------------------
2. To approve the Corporation's Stock Plan for Non-Employee          3. Ratification of selection of Arthur Andersen LLP as
   Directors.                                                           independent auditors of the Corporation.

   FOR [X]           AGAINST  [X]          ABSTAIN [X]                  FOR [X]       AGAINST [X]        ABSTAIN [X]

                                                                                              Change of Address and/or
                                                                                              Comments Mark Here           [X]

                                                                                      NOTE: Please date and sign this Proxy
                                                                                      exactly as name appears.  When signing as
                                                                                      attorney, trustee, administrator, executor
                                                                                      or guardian, please give your title as such.
                                                                                      In the case of joint tenants, each joint
                                                                                      owner should sign.

                                                                                      DATE:                              , 1995
                                                                                           -----------------------------

                                                                                      -----------------------------------------
                                                                                      Signature

                                                                                      -----------------------------------------
                                                                                      Signature (if held jointly)

                                                                                      VOTES MUST BE INDICATED
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.            (X) IN BLACK OR BLUE INK.  [X]

                                                                      EXHIBIT B
The following is being filed to comply with Item 10 of Schedule 14A.


                            SCIENTIFIC-ATLANTA, INC.

                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1. PURPOSES

     The purposes of this Plan are to aid the Company in attracting and retaining highly qualified Non-employee Directors, to provide additional compensation as an incentive for Non-employee Directors to contribute their best efforts to the Company's success, and to emphasize and enhance the Company's policy of seeking to have Non-employee Directors maintain a significant investment in the stock of the Company and thus a strong commonality of interests with the shareholders.

2. DEFINITIONS

     As used in this Plan:

          (a) The term "Annual Meeting" means the annual meeting of shareholders of the Company.

          (b) The term "Award" means an Elective Grant or a Stock Award awarded under this Plan.

          (c) The term "Board" means the Board of Directors of the Company.

          (d) The term "Board Approval" means approval by a majority of the directors present at a Board meeting at which a quorum is present.

          (e) The term "Company" means Scientific-Atlanta, Inc., a Georgia corporation.

          (f) The term "Committee" shall mean the Governance and Nominations Committee of the Board or any another committee comprised of directors of the Board which is vested by the Board with responsibility to administer this Plan.

          (g) The term "Elective Grant" shall mean the election by a Non-employee Director pursuant to Section 3(a) hereof to receive a portion of his or her Quarterly Compensation in the form of Shares.

          (h) The term "Eligible Directors" shall mean those Non-employee Directors who served on the Board for the entire period from the most recent Annual Meeting before the grant of a particular Stock Award until the Annual Meeting at which a Stock Award is granted.

          (i) The term "Fair Market Value Per Share" means the closing sale price of a Share on the New York Stock Exchange on the date such value is determined or, if there is no trade on such Exchange on that date, then the closing sale price on the next preceding date on which there is trade of the Company's Common Stock on such Exchange. In the event that the Company's Common Stock is not listed on the New York Stock Exchange on the determination date, the Fair Market Value shall be determined as stated above but with reference to trades on the largest stock exchange or other public market on which the Company's Common Stock is then traded.

          (j) The term "Non-employee Director" means any person who is elected to the Board and who has not been an employee of the Company or any of its subsidiaries at any time during the twelve (12) months preceding any election by such person under Section 3 hereof or the receipt of a Stock Award by such person under Section 4 hereof.

          (k) The term "Plan" means this Scientific-Atlanta, Inc. Stock Plan for Non-employee Directors, as amended from time to time.

          (l) The term "Quarterly Compensation" means the sum of all meeting fees, annual retainer fees, and Committee and Board Chairmanship fees for service as a director earned by a Non-employee Director during a fiscal quarter. Compensation paid to Non-employee Directors for their service to the Company in any other capacity, shall be excluded from the calculation of Quarterly Compensation.

          (m) The term "Share" means a share of the Company's Common Stock, $.50 par value. Shares delivered to the Non-employee Directors under this Plan may be either authorized but previously unissued shares or previously issued shares reacquired by the Company.

          (n) The term "Shareholder Approval" means the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the shareholders of the Company at which a quorum is present.

          (o) The term "Stock Award" means an award consisting of 500 Shares (subject to adjustment as herein provided) granted to an Eligible Director pursuant to Section 4(a) hereof.

3. ELECTIVE GRANTS

     (a) Each Non-employee Director may make an election to receive up to 100 percent (100%) of his or her Quarterly Compensation (in increments of 5%) in the form of Shares pursuant to an Elective Grant made in accordance with this
Section 3(a). The election by the Non-employee Director to receive an Elective Grant of Shares must be in writing and must be delivered to the Secretary of the Company at least six months and one day before the start of the fiscal quarter during which services are to be rendered by the Non-employee Director giving rise to the Quarterly Compensation. The election made by a Non-employee Director pursuant to this Section 3(a) shall be irrevocable, except as to Quarterly Compensation payable for services rendered during a fiscal quarter of the Company commencing at least six months and one day after an election to revoke or change an earlier election is made in writing to the Secretary of the Company.

     (b) The number of Shares to be granted to a Non-employee Director who makes an Elective Grant shall equal (i) the amount of the Quarterly Compensation earned during the Company's fiscal quarter subject to the Elective Grant, divided by (ii) the Fair Market Value Per Share on the last day of such fiscal quarter. In no event shall the Company be required to issue fractional Shares. Any fractional Share will be rounded to the nearest whole Share.

     (c) Subject to the provisions of Sections 6 and 12 hereof, as soon as practicable after each Non-employee Director's Elective Grant of Shares is determined, the Company shall cause to be issued and delivered to such Non-employee Director a stock certificate registered in the name of the Non-employee Director evidencing his or her Elective Grant, less any Shares withheld by the Company pursuant to Section 6 below.

     (d) No right to an Elective Grant and no interest therein may be assigned, pledged, hypothecated, or otherwise transferred by a Non-employee Director except, in the event of the death of a Non-employee Director prior to the issuance of a stock certificate evidencing an Elective Grant, to the Non-employee Director's designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution.

4. STOCK AWARDS

     (a) Beginning with the 1995 Annual Meeting and at the Annual Meeting every year thereafter through and including the Annual Meeting held in 1999, every Eligible Director shall be granted a Stock Award.

     (b) Subject to the provisions of Sections 6 and 12 hereof, as soon as practicable after the applicable Annual Meeting, the Company shall cause to be issued and delivered to each Eligible Director receiving a Stock Award a stock certificate registered in the name of such Eligible Director evidencing the Stock Award, less any Shares withheld by the Company pursuant to Section 6 below.

     (c) Eligible Directors shall not be deemed for any purpose to be, or have any rights as, shareholders of the Company with respect to any Stock Award until the stock certificates are issued and then only from the date of the issuance of such stock certificates. Appropriate adjustments shall be made for dividends or distributions or other rights for which the record date is after an Annual Meeting and prior to the issuance of such stock certificates.

     (d) No right to a Stock Award and no interests therein may be assigned, pledged, hypothecated, or otherwise transferred by an Eligible Director except that in the event of the death of an Eligible Director after an Annual Meeting where such Eligible Director received a Stock Award and prior to the issuance of a stock certificate evidencing such Stock Award, to the Eligible Director's designated beneficiary or, in the absence of such designation, by will or by laws of descent and distribution.

5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     If a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Company or the Shares occurs, then the number and/or kind of shares to be awarded under the Plan shall be automatically adjusted as required in order to prevent an unfavorable effect upon the value of the Awards to be made under this Plan.

6. TAX WITHHOLDING/DEFERRAL

     (a) All Awards made pursuant to this Plan shall be subject to the withholding of state and federal income taxes, FICA tax or other taxes to the extent required by applicable law. The Company shall have the right, before delivery of a stock certificate evidencing an Award, to require the recipient to make arrangements satisfactory to the Company to satisfy such withholding requirements. A Non-employee Director receiving an Award may satisfy such withholding requirements by having the Company withhold Shares otherwise issuable to the director if such director makes an irrevocable election, by way of a written statement in a form acceptable to the Company, at least six (6) months before the date the director recognizes federal taxable income with respect to the receipt of such Award or during any period set forth in Rule 16b-3(e)(3) under the Securities Exchange Act of 1934.

     (b) The right to receive any Shares under this Plan may be deferred under the provisions of the Company's Deferred Compensation Plan for Non-Employee Directors.

7. ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have full authority, consistent with the Plan, to interpret the Plan and to promulgate such rules and regulations with respect to the Plan as it deems desirable for the administration of the Plan. The Committee shall have authority to determine all matters relating to the administration and granting of Awards. All decisions, determinations and interpretations of the Committee shall be binding upon all persons.

8. COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS

     The Plan, the Awards, and the obligation of the Company to deliver Shares under the Plan shall be subject to all applicable laws, regulations, and the requirements of the exchanges on which Shares may, at the time, be listed. In the event that the Shares to be issued under this Plan are not registered under the Securities Act of 1933 and/or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that each Eligible Director to whom such Shares are to be issued represent and warrant in writing to the Company that the Shares are being acquired by him or her for investment for his or her account and not for resale or with any intent of participating directly or indirectly in any distribution of such Shares and a legend to that effect may be placed on the stock certificates representing such Shares.

9. AMENDMENTS

     The Committee with Board Approval may amend this Plan or any provision thereof from time to time for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law, provided that no amendment, except with shareholder Approval, shall: (I) change the calculation of the Awards so as to increase the value of the award to the Non-employee Directors; (ii) increase the frequency of the Awards, (iii) materially increase in any other way the benefits to the Non-employee Directors, (iv) materially modify the definitions of Non-employee Director or

Eligible Directors as defined herein, or (v) disqualify a Non-employee Director from being a "disinterested" administrator (within the meaning of Rule 16b-3 or any successor rule of the Securities and Exchange Commission) of any stock-based plan of the Company. Notwithstanding the foregoing, in no case may the Plan provisions pertaining to the amount or determination of a Stock Award or the determination of Eligible Directors be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

10. DISCONTINUANCE

     The Board may suspend or discontinue this Plan in whole or in part, but any such suspension or discontinuance shall not affect Awards granted under this Plan prior thereto.

11. GOVERNING LAW

     This Plan is made in accordance with and shall be governed in all respects by the laws of the State of Georgia.

12. EFFECTIVE DATE

     This Plan shall become effective on the date of Board Approval of the Plan; provided, however, that the Plan shall be submitted to the shareholders for Shareholder Approval and, if not approved by the shareholders within one year from the date of Board Approval, the Plan shall be of no force and effect. Awards which would otherwise be awarded hereunder before Shareholder Approval of the Plan is obtained shall be subject to such Shareholder Approval and no stock certificates for such Awards shall be issued to Eligible Directors before or until such Shareholder Approval is obtained.

13. TERM

     The term of this Plan shall be for the period commencing as of the date of Board Approval and ending with the Annual Meeting held in 1999.

             Approved by the Board of Directors on August 24, 1995.

                                                 /s/  JAMES V. NAPIER
                                          --------------------------------------
                                                  Chairman of the Board

    /s/  WILLIAM E. EASON, JR.
--------------------------------------
              Secretary